Exhibit 10.4

STOCK POWER

FOR VALUE RECEIVED, Constellation Biometrics Corporation, a Florida corporation (the “Transferor”), hereby sells, assigns and transfers unto Sequiam Corporation, a California corporation, all of its shares of stock of Sequiam Biometrics (PTY) LTD (a/k/a Biometrics.co.za), an entity organized pursuant to the laws of South Africa (“Biometrics”), standing in its name on the books of Biometrics represented, or otherwise, together with any and all interest of the Transferor in Biometrics, and does hereby irrevocably constitute and appoint RSM Betty & Dickson, attorney, to transfer the said stock on the books of said Corporation with full power of substitution in the premises.
Dated this 5th day of February, 2008.

CONSTELLATION BIOMETRICS CORPORATION, a Florida corporation

By:  ____________________________
Name: __________________________
Title: ___________________________

In the presence of:

__________________________________________

Name: _____________________________________